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                                                                    EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-2) and related Prospectus of WFS Financial Inc for the registration of 2,300,000 shares of its common stock and to the use of our report dated January 25, 1999, with respect to the consolidated financial statements of WFS Financial Inc included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                           /s/ ERNST & YOUNG LLP

                                               ERNST & YOUNG LLP


Los Angeles, California
November 17, 1999